FILE NO. 70-9697



                    SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                     POST-EFFECTIVE AMENDMENT NO. 3
                              (FORM POS AMC)
                                    TO
                                 FORM U-1
                  APPLICATION/DECLARATION UNDER THE
             PUBLIC UTILITY HOLDING COMPANY ACT OF 1935
          WITH RESPECT TO THE ISSUANCE OF RATE REDUCTION BONDS
                       AND RELATED TRANSACTIONS



The Connecticut Light             Western Massachusetts Electric Company
 and Power Company                174 Brush Hill Avenue
107 Selden Street                 West Springfield, MA 01090
Berlin, CT 06037


                Public Service Company of New Hampshire
                           1000 Elm Street
                         Manchester, NH 03101

(Names of companies filing this statement and addresses of principal executive offices)

                           NORTHEAST UTILITIES

               (Name of top registered holding company)

                           Cheryl W. Grise'
          Senior Vice President, Secretary and General Counsel
                   Northeast Utilities Service Company
                          107 Selden Street
                           Berlin, CT 06037
                (Name and address of agent for service)


The Commission is requested to mail signed copies of all orders, notices and communications to:

Jeffrey C. Miller, Esq.                     Randy A. Shoop
Assistant General Counsel                   Assistant Treasurer - Finance
Northeast Utilities Service Company         Northeast Utilities Service Company
P.O. Box 270                                P.O. Box 270
Hartford, CT 06141-0270                     Hartford, CT 06141-0270


                             Richard J. Wasserman, Esq.
                             Day, Berry & Howard LLP
                             CityPlace I
                             Hartford, CT 06103-3499

The Application-Declaration in this File No. 70-9697 as heretofore amended is hereby further amended by filing the following exhibit and amending Item 6(b) accordingly:

ITEM 6 Exhibits

K. Common Equity Ratios


SIGNATURES

Pursuant to the requirements of the Public Utility Holding Company Act of 1935, as amended, the undersigned companies have duly caused this statement to be signed on their behalf by the undersigned thereunto duly authorized.




By:  /S/Cheryl W. Grise

Name:   Cheryl W. Grise
Title:  Senior Vice President, Secretary and General Counsel-
        Northeast Utilities Service Company,
        as Agent for the above named companies.

Date:  March 19, 2001